UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2005

SELECT COMFORT CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation or organization)

0-25121	41-1597886
(Commission File No.)	(IRS Employer Identification No.)

6105 Trenton Lane North, Minneapolis, Minnesota 55442
(Address of principal executive offices) (Zip Code)

(763) 551-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.04. Temporary Suspension of Trading under Registrant’s Employee Benefit Plans.

On May 26, 2005, Select Comfort Corporation (the "Company") sent a notice to its directors and executive officers, informing them that the Select Comfort Profit Sharing and 401(k) Plan (the "Plan") will be entering a “blackout period” due to a transition in providers of record-keeping and investment management services. During the blackout period, participants in the Plan will not be able to initiate a transfer from one investment option to another investment option, obtain a loan, or obtain a distribution or withdrawal. Pursuant to Section 306 of the Sarbanes-Oxley Act of 2002, directors and executive officers of the Company were notified that, during the blackout period, they are prohibited from purchasing, selling or otherwise acquiring or transferring equity securities of the Company.

The blackout period began on June 22, 2005 and was originally scheduled to end during the week July 11, 2005. On July 14, 2005, the Company determined that, in order to complete the transfer of funds and records from the old provider to the new provider, the blackout period would need to be extended to end during the week of July 18, 2005. A notice of the extension of the blackout period was sent to directors and executive officers of the Company as of July 14, 2005. A copy of the notice is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

During the blackout period and for a period of two years after the ending date of the blackout period, a security holder or other interested person may obtain, without charge, information regarding the blackout period, including the actual beginning and ending dates of the blackout period, by contacting the Company's General Counsel at 6105 Trenton Lane North, Minneapolis, MN 55442, telephone: (763) 551-7000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT COMFORT CORPORATION
(Registrant)

Dated: July 14, 2005
By: /s/ Mark A. Kimball
Title: Senior Vice President

INDEX TO EXHIBITS

The exhibit listed in this index is being furnished pursuant to Item 9.01 of Form 8-K and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, or incorporated by reference into any document filed under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except as otherwise expressly stated in any such filing.

Exhibit No.	Description of Exhibit
99.1	Notice to Directors and Executive Officers of Select Comfort Corporation dated July 14, 2005

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